UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 28, 2008

GREENCHEK TECHNOLOGY INC.
(Formerly Ridgestone Resources, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

101 California Street, Suite 2450
San Francisco, CA 94111
(Address of principal executive offices and Zip Code)

(888) 863-3423
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRCTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

     On August 28, 2008, Ms. Antoinette Boquiren was appointed Chief Financial Officer of GreenChek Technology Inc. She brings to the Company extensive experience in financial management and compliance issues. Ms. Boquiren is a Certified Public Accountant with 15 years of experience in business management and accounting. Ms. Boquiren is a Partner at Global Forensic Consultants Ltd. since 2006, a Hong Kong based firm specializing in forensic accounting and providing investigative accounting services to clients in Asia, United Kingdom and the United States. Ms. Boquiren graduated with honours from the University of Alberta, Canada with a Bachelor,'s Degree in Mathematics and Statistics in 1989 and a Bachelor of Arts, Psychology from the University of British Columbia, Canada in 1992. She is a Certified Fraud Examiner (CFE), Forensic Certified Public Accountant (CPA) and Business Valuator Accredited in Litigation (BVAL).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 2nd day of September, 2008.

GREENCHEK TECHNOLOGY INC.

BY:	LINCOLN PARKE
Lincoln Parke
Principal Executive Officer